Exhibit 99.1
CR-09-11
THE GEO GROUP REPORTS FIRST QUARTER 2009 RESULTS
•	1Q GAAP Income from Continuing Operations Increased to $15.1 Million — $0.29 EPS

•	1Q Pro-Forma Income from Continuing Operations Increased to $15.9 Million — $0.31 EPS

•	1Q Operating Revenues, Excluding Pass-Through Construction Revenues, Increased to $246.1 Million from $232.9 Million

•	Increases 2009 Earnings Guidance to Pro Forma EPS Range of $1.32 to $1.37
Boca Raton, Fla. — April 30, 2009 — The GEO Group (NYSE: GEO) (“GEO”) today reported first quarter 2009 financial results. GEO reported first quarter 2009 GAAP income from continuing operations of $15.1 million, or $0.29 per share, based on 51.7 million diluted weighted average shares outstanding compared to $11.9 million, or $0.23 per share, based on 51.7 million diluted weighted average shares outstanding in the first quarter of 2008. First quarter 2009 pro forma income from continuing operations increased to $15.9 million, or $0.31 per share, based on 51.7 million diluted weighted average shares outstanding from pro forma income from continuing operations of $13.1 million, or $0.25 per share, based on 51.7 million diluted weighted average shares outstanding in the first quarter of 2008.
George C. Zoley, Chairman and Chief Executive Officer of GEO, said: “We are pleased with our strong first quarter earnings results and our improved outlook for 2009. Our business units continued to deliver sound operational and financial results, and the demand drivers in our industry remain fundamentally strong. Our pipeline of new projects under development scheduled for opening between 2009 and 2010 totals more than 6,800 beds, and we remain optimistic about the new business development opportunities we are pursuing in our key market segments in the U.S. and internationally.”
Pro forma income from continuing operations excludes start-up/transition expenses, international bid and proposal costs, and other items as set forth in the table below, which presents a reconciliation of pro forma income from continuing operations to GAAP income from continuing operations for the first quarter 2009.
Table 1. Reconciliation of Pro Forma Income from Continuing Operations to GAAP Income from Continuing Operations

(In thousands except per share data)	13 Weeks Ended	13 Weeks Ended
	29-Mar-09	30-Mar-08
Income from continuing operations	$15,071	$11,888
Start-up/transition expenses, net of tax	599	1,048
International bid and proposal expenses, net of tax	182	146

Pro forma income from continuing operations	$15,852	$13,082

Diluted earnings per share
Income from Continuing Operations	$0.29	$0.23
Start-up/transition expenses, net of tax	0.01	0.02
International bid and proposal expenses, net of tax	0.01	—

Diluted pro forma earnings per share	$0.31	$0.25

Weighted average common shares outstanding-diluted	51,723	51,726
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Please see the section of this press release below entitled “Important Information on GEO’s Non-GAAP Financial Measures” for information on how GEO defines pro forma income from continuing operations.
Business Segment Results
The following table presents a summary of GEO’s segment financial results for the first quarter 2009.
Table 2. Business Segment Results

	13 Weeks Ended	13 Weeks Ended
	29-Mar-09	30-Mar-08
Revenues
U.S. Corrections	191,770	168,392
International Services	25,678	34,031
GEO Care	28,603	30,445
Construction	13,010	29,586

	$259,061	$262,454

Operating Expenses
U.S. Corrections	141,193	125,676
International Services	23,479	31,144
GEO Care	24,724	26,677
Construction	12,931	29,439

	$202,327	$212,936

Depreciation & Amortization Expense
U.S. Corrections	9,084	8,016
International Services	332	382
GEO Care	400	511
Construction	—	—

	$9,816	$8,909

Compensated Mandays
U.S. Corrections	3,561,966	3,191,438
International Services	525,161	525,161
GEO Care	133,579	136,773

	4,220,706	3,853,372

Revenue Producing Beds
U.S. Corrections	41,408	37,100
International Services	5,771	5,771
GEO Care	1,516	1,503

	48,695	44,374

Average Occupancy
U.S. Corrections	94.5%	95.9%
International Services	100.0%	100.0%
GEO Care	96.8%	100.0%

	95.2%	96.6%

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Adjusted EBITDA
First quarter 2009 Adjusted EBITDA increased to $41.4 million from $35.0 million in the first quarter of 2008. Please see the section of this press release below entitled “Important Information on GEO’s Non-GAAP Financial Measures” for information on how GEO defines Adjusted EBITDA. The following table presents a reconciliation from Adjusted EBITDA to GAAP Net income for the first quarter 2009.
Table 3. Reconciliation from Adjusted EBITDA to GAAP Net Income

(In thousands)	13 Weeks Ended	13 Weeks Ended
	29-Mar-09	30-Mar-08
Net income	$14,705	$12,407
Interest expense, net	6,114	5,732
Income tax provision	9,141	6,585
Depreciation and amortization	9,816	8,909

EBITDA	$39,776	$33,633

Adjustments, pre-tax
Discontinued operations, (income) loss	366	(519)
Start-up/transition expenses	977	1,657
International bid and proposal expenses	296	231

Adjusted EBITDA	$41,415	$35,002

Adjusted Free Cash Flow
Adjusted Free Cash Flow for the first quarter of 2009 increased to $32.6 million from $24.4 million for the first quarter of 2008. Please see the section of this press release below entitled “Important Information on GEO’s Non-GAAP Financial Measures” for information on how GEO defines Adjusted Free Cash Flow. The following table presents a reconciliation from Adjusted Free Cash Flow to GAAP income from continuing operations for the first quarter 2009.
Table 4. Reconciliation of Adjusted Free Cash Flow to GAAP Income from Continuing Operations

(In thousands)	13 Weeks Ended	13 Weeks Ended
	29-Mar-09	30-Mar-08
Income from Continuing Operations	$15,071	$11,888
Depreciation and Amortization	9,816	8,909
Income Tax Provision	9,141	6,585
Income Taxes Paid	(2,465)	(2,828)
Stock Based Compensation Included in G&A	1,174	982
Maintenance Capital Expenditures	(1,971)	(2,740)
Equity in Earnings of Affiliates, Net of Income Tax	(644)	(620)
Minority Interest	41	102
Amortization of Debt Costs and Other Non-Cash Interest	1,153	278
Start-up/transition expenses	977	1,657
International bid and proposal expenses	296	231

Adjusted Free Cash Flow	$32,589	$24,444

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2009 Financial Guidance
GEO has increased its financial guidance for 2009. GEO expects 2009 operating revenues to be in the range of $1.01 billion to $1.03 billion, excluding pass-through construction revenues. GEO expects 2009 earnings to be in the pro forma range of $1.32 to $1.37 per diluted share, exclusive of $0.03 per diluted share in after-tax start-up/transition expenses and international proposal costs.
For the second quarter 2009, GEO expects revenues to be in the range of $245.0 million to $250.0 million, excluding pass-through construction revenues, and earnings to be in a range of $0.32 to $0.33 per diluted share, excluding $0.01 per diluted share in after-tax start-up/transition expenses and international proposal costs.
GEO’s guidance is based on a number of assumptions related to GEO’s business including the continued operation of GEO’s current contracts at projected occupancy levels and the activation of GEO’s announced projects under development as scheduled. GEO’s guidance does not reflect the potential impact of an extension or refinancing of GEO’s $240.0 million senior revolving credit facility which matures in September 2010.
Conference Call Information
GEO has scheduled a conference call and simultaneous webcast at 11:00 AM (Eastern Time) today to discuss GEO’s first quarter 2009 financial results as well as its progress and outlook. The call-in number for the U.S. is 1-866-711-8198 and the international call-in number is 1-617-597-5327. The participant pass-code for the conference call is 87565395. In addition, a live audio webcast of the conference call may be accessed on the Conference Calls/Webcasts section of GEO’s investor relations home page at www.thegeogroupinc.com. A replay of the audio webcast will be available on the website for one year. A telephonic replay of the conference call will be available until May 30, 2009 at 1-888-286-8010 (U.S.) and 1-617-801-6888 (International). The pass-code for the telephonic replay is 20108926. GEO will discuss Non-GAAP (“Pro Forma”) basis information on the conference call. A reconciliation from Non-GAAP (“Pro Forma”) basis information to GAAP basis results may be found on the Conference Calls/Webcasts section of GEO’s investor relations home page at www.thegeogroupinc.com.
About The GEO Group, Inc.
The GEO Group, Inc. (“GEO”) is a world leader in the delivery of correctional, detention, and residential treatment services to federal, state, and local government agencies around the globe. GEO offers a turnkey approach that includes design, construction, financing, and operations. GEO represents government clients in the United States, Australia, South Africa, and the United Kingdom. GEO’s worldwide operations include the management and/or ownership of 62 correctional and residential treatment facilities with a total design capacity of approximately 60,000 beds, including projects under development.
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Important Information on GEO’s Non-GAAP Financial Measures
Pro forma income from continuing operations, Adjusted EBITDA, and Adjusted Free Cash Flow are non-GAAP financial measures. Pro forma income from continuing operations is defined as income from continuing operations excluding start-up/transition expenses, international bid and proposal expenses, and other items as set forth in Table 1 above. Adjusted EBITDA is defined as EBITDA excluding start-up/transition expenses, international bid and proposal expenses, and other items as set forth in Table 3 above. Adjusted Free Cash Flow is defined as income from continuing operations after giving effect to the items set forth in Table 4 above. A reconciliation of these non-GAAP measures to the most directly comparable GAAP measurements of these items is included above in Tables 1, 3, and 4, respectively. GEO believes that these financial measures are important operating measures that supplement discussion and analysis of GEO’s financial results derived in accordance with GAAP. These non-GAAP financial measures should be read in conjunction with GEO’s consolidated financial statements and related notes included in GEO’s filings with the Securities and Exchange Commission.
Safe-Harbor Statement
This press release contains forward-looking statements regarding future events and future performance of GEO that involve risks and uncertainties that could materially affect actual results, including statements regarding estimated earnings, revenues and costs and our ability to maintain growth and strengthen contract relationships. Factors that could cause actual results to vary from current expectations and forward-looking statements contained in this press release include, but are not limited to: (1) GEO’s ability to meet its financial guidance for 2009 given the various risks to which its business is exposed; (2) GEO’s ability to successfully pursue further growth and continue to enhance shareholder value; (3) GEO’s ability to access the capital markets in the future on satisfactory terms or at all; (4) risks associated with GEO’s ability to control operating costs associated with contract start-ups; (5) GEO’s ability to timely open facilities as planned, profitably manage such facilities and successfully integrate such facilities into GEO’s operations without substantial costs; (6) GEO’s ability to win management contracts for which it has submitted proposals and to retain existing management contracts; (7) GEO’s ability to obtain future financing on acceptable terms; (8) GEO’s ability to sustain company-wide occupancy rates at its facilities; and (9) other factors contained in GEO’s Securities and Exchange Commission filings, including the forms 10-K, 10-Q and 8-K reports.
First quarter financial tables to follow:

N E W S     R E L E A S E
THE GEO GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME
FOR THE THIRTEEN WEEKS ENDED
MARCH 29, 2009 AND MARCH 30, 2008
(In thousands, except per share data)
(UNAUDITED)

	Thirteen Weeks Ended
	March 29, 2009	March 30, 2008
Revenues	$259,061	$262,454
Operating expenses	202,327	212,936
Depreciation and amortization	9,816	8,909
General and administrative expenses	17,236	17,024

Operating income	29,682	23,585
Interest income	1,090	1,755
Interest expense	(7,204)	(7,487)

Income before income taxes, minority interest, equity in earnings of affiliate and discontinued operations	23,568	17,853
Provision for income taxes	9,141	6,585
Equity in earnings of affiliate, net of income tax provision of $250 and $244	644	620

Income from continuing operations	15,071	11,888
Income (loss) from discontinued operations, net of tax provision (benefit) of ($228) and $321	(366)	519

Net income	$14,705	$12,407

Weighted-average common shares outstanding:
Basic	50,697	50,353

Diluted	51,723	51,726

Income per common share:
Basic:
Income from continuing operations	$0.30	$0.24
Income (loss) from discontinued operations	(0.01)	0.01

Net income per share-basic	$0.29	$0.25

Diluted:
Income from continuing operations	$0.29	$0.23
Income (loss) from discontinued operations	(0.01)	0.01

Net income per share-diluted	$0.28	$0.24

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THE GEO GROUP, INC.
CONSOLIDATED BALANCE SHEETS
December 28, 2008 and March 29, 2009
(In thousands, except per share data)

	March 29, 2009	December 28, 2008
	(UNAUDITED)
ASSETS

Current Assets
Cash and cash equivalents	$60,009	$31,655
Restricted cash	13,404	13,318
Accounts receivable, less allowance for doubtful accounts of $259 and $625	178,273	199,665
Deferred income tax asset	17,340	17,340
Other current assets	11,421	12,911
Current assets of discontinued operations	370	7,031

Total current assets	280,817	281,920

Restricted Cash	18,303	19,379
Property and Equipment, Net	903,921	878,616
Assets Held for Sale	4,348	4,348
Direct Finance Lease Receivable	30,901	31,195
Deferred Income Tax Assets, Net	4,417	4,417
Goodwill	22,209	22,202
Intangible Assets, Net	11,965	12,393
Other Non Current Assets	33,156	33,942
Non Current Assets of Discontinued Operations	—	209

	$1,310,037	$1,288,621

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities
Accounts payable	$66,826	$56,143
Accrued payroll and related taxes	19,902	27,957
Accrued expenses	81,314	82,442
Current portion of capital lease obligations, long-term debt and non-recourse debt	18,136	17,925
Current liabilities of discontinued operations	—	1,459

Total current liabilities	186,178	185,926

Deferred Tax Liability	14	14
Other Non Current Liabilities	29,779	28,876
Capital Lease Obligations	14,954	15,126
Long-Term Debt	387,515	378,448
Non-Recourse Debt	95,838	100,634

Total shareholders’ equity attributable to The GEO Group Inc.	595,025	578,496
Noncontrolling interest	734	1,101

Total Shareholders’ Equity	595,759	579,597

	$1,310,037	$1,288,621

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